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                                                                    Exhibit 21.1

                   SIGNIFICANT SUBSIDIARIES OF DOMINO'S, INC.

    Domino's Pizza LLC                                    Michigan
    Domino's Franchise Holding Co.                        Michigan
    Domino's Pizza PMC, Inc.                              Michigan
    Domino's Pizza California LLC                         California
    Domino's Pizza International, Inc.                    Delaware
    Domino's Pizza International Payroll Services, Inc.   Florida
    Domino's Pizza NS Co.                                 Canada
    Domino's Pizza of Canada                              Canada
    Domino's Pizza of France S.A.S.                       France
    Dutch Pizza Beheer B.V.                               Netherlands